INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES



The Board of Directors
Penn-America Group, Inc.


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Penn-America Group, Inc. of our report dated January 19, 2001, included in the 2000 Annual Report to Shareholders of Penn-America Group, Inc. Our audit also included the financial statement schedules of Penn-America Group, Inc. listed in Item 14(a) as of December 31, 2000 and for the year then ended. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statements (Form S-8 No. 33-82728 and Form S-3 No. 333-33474) of Penn-America Group and its subsidiaries of this report and our report dated January 19, 2001, with respect to the consolidated financial statements of Penn-America Group, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year end December 31, 2000.


                                       /s/  ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 28, 2001


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              Independent Auditors' Consent and Report on Schedules


The Board of Directors
Penn-America Group, Inc.:

The audit referred to in our report dated January 22, 1999 includes the related financial statement schedules as of December 31, 1998, and for the year then ended, included in the annual report on Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the Registration Statement (No. 33-82728) on Form S-8 and Registration Statement on Form S-3 (No. 333-33474) of Penn-America Group, Inc. of our reports dated January 22, 1999, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Penn-America Group, Inc. and subsidiaries for the year ended December 31, 1998, and all related schedules, which reports appear in the December 31, 2000 annual report on Form 10-K of Penn-America Group, Inc.

                                   /s/KPMG LLP

Philadelphia, Pennsylvania
March 28, 2001